Exhibit 24

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint NORMAN H. WESLEY, MARK A. ROCHE, ELIZABETH R. LANE and LAUREN S. TASHMA, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Annual Report on Form 10-K of Fortune Brands, Inc. for the fiscal year ended December 31, 2005, and any and all amendments thereto:

Signature	Title	Date

/s/ Norman H. Wesley Norman H. Wesley	Chairman of the Board and Chief Executive Officer (principal executive officer) and Director	February 28, 2006

/s/ Craig P. Omtvedt Craig P. Omtvedt	Senior Vice President and Chief Financial Officer (principal financial officer)	February 28, 2006

/s/ Nadine A. Heidrich Nadine A. Heidrich	Vice President and Corporate Controller (principal accounting officer)	February 28, 2006

/s/ Patricia O. Ewers Patricia O. Ewers	Director	February 28, 2006

/s/ Thomas C. Hays Thomas C. Hays	Director	March 1, 2006

/s/ Pierre E. Leroy Pierre E. Leroy	Director	February 28, 2006

/s/ Gordon R. Lohman Gordon R. Lohman	Director	February 28, 2006

/s/ A. D. David Mackay A. D. David Mackay	Director	February 28, 2006

/s/ Eugene A. Renna Eugene A. Renna	Director	February 28, 2006

/s/ J. Christopher Reyes J. Christopher Reyes	Director	February 28, 2006

/s/ Anne M. Tatlock Anne M. Tatlock	Director	March 3, 2006

/s/ David M. Thomas David M. Thomas	Director	March 1, 2006

/s/ Peter M. Wilson Peter M. Wilson	Director	February 28, 2006